UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Consent Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☑	Soliciting Material Pursuant to Section 240.14a-12
ANHEUSER-BUSCH COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)
INBEV S.A.

(Name of Person(s) Filing Consent Statement, if Other Than the Registrant)
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The following documents were circulated by InBev S.A. to its employees:

Dear Colleagues:
We are very pleased to announce that we have reached an agreement with Anheuser-Busch for a friendly combination of our two companies, forming the world’s leading global brewer.
Since June 11, we have been very public about why we believe in the combination of our two great companies. The combination will create the global leader in the beer industry and one of the world’s top five consumer products companies. The expanded company will be geographically diversified, with leading positions in key countries around the world, and include a strong suite of exciting brands, including Stella Artois and Beck’s, and the U.S.-leader Budweiser, one of the most recognized brands in the world. We see significant opportunities to internationalize Anheuser-Busch’s key brands, particularly Budweiser, by utilizing our expansive international footprint to bring the brand to new consumers.
We are extremely excited about the potential opportunities this combination would bring to both companies’ employees, consumers, partners and shareholders. Anheuser-Busch and InBev have been successful business partners for quite some time, and it is only natural for us to take our next steps together in this increasingly competitive global environment. We will be able to accomplish much more together than we each could apart.
The combined company will draw on the complementary strengths, talent and rich histories of both companies. To that end, we have decided to name the company Anheuser-Busch InBev evoking Anheuser-Busch’s heritage, which is recognizable to consumers around the world. Furthermore, given that 40% of our business will be in the U.S., we will make St. Louis the headquarters for the North American region and the global home of the Budweiser brand, which will become our global flagship brand. Leuven will remain our global headquarters and we do not expect any impact to our Canadian operations.
We will mutually share best practices around the world and build a management team and workforce to reflect the diversity of the markets in which we operate. I am very excited to become the chief executive officer of the combined company. The Board of Directors of the combined company will be comprised of the existing Directors of the InBev Board, Anheuser-Busch President and CEO August Busch IV, and one other current or former director from the Anheuser-Busch Board. In addition, the combined company’s management team will draw from key members of both InBev and Anheuser-Busch’s current leadership. Other announcements about the combined management team will be made in due course.
Please note that, while we have reached an agreement, the transaction is not yet completed. The transaction is subject to Anheuser-Busch and InBev shareholder approvals and review by competition authorities in a number of jurisdictions. We hope to be able to close the transaction by the end of the year. Until then, it will be business as usual at InBev, and I encourage you to remain focused on delivering on your targets. We will keep you updated as we go through this process. More information, including an interview with me, is available on www.globalbeerleader.com.
I would like to thank you for your continued hard work and dedication to building the best beer company in a better world. We believe this combination will create a stronger, more competitive global company with great potential for growth all over the world, and I look forward to sharing those opportunities with you.
All the best,
Brito
[END]

INBEV EMPLOYEE FAQ

Q1.	Why is InBev combining with Anheuser-Busch?

The combination of Anheuser-Busch and InBev will create the global leader in beer and one of the world’s top five consumer products companies. The combined company will be geographically diversified, with leading positions in key countries around the world and a balanced exposure to developed and developing markets. A combination of Anheuser-Busch and InBev will result in significant growth opportunities by developing the companies’ combined brand portfolio, including global market leaders such as Stella Artois, Beck’s and Budweiser, maximizing the company’s unparalleled global distribution network, and applying best practices across the combined organization.

We believe that a combination of Anheuser-Busch and InBev will create a compelling and extraordinary organization. InBev has a proven track record of successfully completing and integrating acquisitions. InBev believes that this transaction will be in the best interests of both companies’ consumers, employees, wholesalers, shareholders, business partners, and the communities we serve.

Q2.	What does this mean for employees of InBev?

We believe the combination of Anheuser-Busch and InBev will translate into significant top-line growth for the combined company and offer enhanced career opportunities for employees of both companies. InBev employees will play a critical role in ensuring that the combination is a success.

Q3.	Do you expect that there will be any layoffs of InBev employees?

InBev and Anheuser-Busch are two highly complementary businesses with very limited overlap in our operations; therefore, we do not expect significant job losses as a result of the combination. However, we do expect to rationalize overlapping corporate functions.

Q4.	Who will run the combined company? Will there be any management changes as a result of the transaction?

Brito will be chief executive officer of the combined company. In addition, the combined company’s management team will draw from key members of both InBev’s and Anheuser-Busch’s current leadership. The board of directors of the combined company will be comprised of the existing directors of InBev’s board, August Busch IV and one other current or former director from the Anheuser-Busch board.

Q5.	Will any InBev breweries / operations be shut down?

Given the very limited overlap between the InBev and Anheuser-Busch businesses, we do not expect substantial changes to our brewery footprint as a result of this transaction.

Q6.	What will happen to the Leuven headquarters?

Leuven will remain the global headquarters for the combined company. Given that 40% of our business will be in the U.S. following a combination with Anheuser-Busch, St. Louis

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will be the headquarters for the North American region and global home of the flagship Budweiser brand.

Q7.	How will InBev employees and operations in Canada be impacted?

Our Canadian subsidiary will not be impacted by the transaction and we will continue to grow the Anheuser-Busch brands in Canada. In addition, the establishment of St. Louis as InBev’s North American headquarters is not anticipated to have a significant effect on employment levels in the country.

Q8.	How will InBev/AmBev employees / operations in Brazil be impacted?

We do not expect any impact to our employees and operations in Brazil. Once the transaction is completed, we will evaluate opportunities to incorporate Anheuser-Busch brands into AmBev’s extensive network in Brazil to further grow the business.

Q9.	The merger of Interbrew/AmBev was said to be a merger of equals – is this the case for Anheuser-Busch?

This transaction will be a compelling combination of two industry champions. InBev is combining with Anheuser-Busch because of our complementary geographic footprints and we believe we can create a stronger and more competitive global leader in the beer industry. We will mutually share our best practices and together take a meaningful step forward in becoming the best beer company in a better world.

Q10.	How was the name decided upon?

The company’s name, Anheuser-Busch InBev, was picked to evoke Anheuser-Busch’s heritage.

Q11.	What is the integration plan for combining Anheuser-Busch’s and InBev’s operations?

We have a proven track record of successfully integrating past acquisitions. As we have done before, we will establish a dedicated integration team drawing from both InBev and Anheuser-Busch to lead this process. They will focus on identifying best practices at both companies and would execute the integration plan with focus and accountability.

Q12.	What are the next steps in this process?

The transaction is subject to Anheuser-Busch and InBev shareholder approvals and review by competition authorities in a number of jurisdictions, prior to closing. We will share more information with you as soon as we can as this process unfolds. In the meantime, it will be business as usual at both companies.
[END]

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FORWARD-LOOKING STATEMENTS
Certain statements contained in this report that are not statements of historical fact constitute forward-looking statements, notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the future filings of InBev and Anheuser-Busch with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by or with the approval of InBev that are not statements of historical fact and constitute forward-looking statements. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of the merger between InBev and Anheuser-Busch, including future financial and operating results, synergies, cost savings, enhanced revenues and accretion to reported earnings that may be realized from the merger; (ii) statements about the timing of the merger between InBev and Anheuser-Busch; (iii) statements of strategic objectives, business prospects, future financial condition, budgets, projected levels of production, projected costs and projected levels of revenues and profits of InBev or Anheuser-Busch or their managements or boards of directors; (iv) statements of future economic performance; and (v) statements of assumptions underlying such statements.
Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and outside of the control of the management of InBev and Anheuser-Busch. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You should not place undue reliance on these forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (i) the risk that the businesses of InBev and Anheuser-Busch will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (ii) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (iii) revenues following the merger may be lower than expected; (iv) operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (v) the ability to obtain governmental or regulatory approvals of the merger on the proposed terms and schedule; (vi) the failure of shareholders of InBev or Anheuser-Busch to approve the merger; (vii) local, regional, national and international economic conditions and the impact they may have on InBev and Anheuser-Busch and their customers and InBev’s and Anheuser-Busch’s assessment of that impact; (viii) increasing price and product competition by competitors, including new entrants; (ix) rapid technological developments and changes; (x) InBev’s ability to continue to introduce competitive new products and services on a timely, cost-effective basis; (xi) containing costs and expenses; (xii) governmental and public policy changes; (xiii) protection and validity of intellectual property rights; (xiv) technological, implementation and cost/financial risks in large, multi-year contracts; (xv) the outcome of pending and future litigation and governmental proceedings; (xvi) continued availability of financing; (xvii) financial resources in the amounts, at the times and on the terms required to support future businesses of the combined company; and (xviii) material differences in the actual financial results of merger and acquisition activities compared with expectations of InBev, including the full realization of anticipated cost savings and revenue enhancements. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to InBev or Anheuser-Busch or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. InBev and Anheuser-Busch undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.
IMPORTANT INFORMATION
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Anheuser-Busch by InBev. In connection with the proposed acquisition, InBev and Anheuser-Busch intend to file relevant materials with the SEC, including Anheuser-Busch’s proxy statement on Schedule 14A.
INVESTORS OF ANHEUSER-BUSCH ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANHEUSER-BUSCH’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain the documents free of charge through the website maintained by the SEC at www.sec.gov, and Anheuser-Busch stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Anheuser-Busch. Such documents are not currently available.

InBev and certain of its directors and executive officers and other persons, and Anheuser-Busch and its directors and certain executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Anheuser-Busch common stock in respect of the proposed transaction. Information regarding InBev’s directors and executive officers is available in its Annual Report for the year ended December 31, 2007, available at www.InBev.com/annualreport2007. Information about the directors and executive officers of Anheuser-Busch and their respective interests in Anheuser-Busch by security holdings or otherwise is set forth in its proxy statement relating to the 2008 annual meeting of stockholders, which was filed with the SEC on March 10, 2008. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the acquisition when it becomes available.